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                                                                    Exhibit 4.63

FIRST AMENDMENT TO COOPERATION AGREEMENT NO. K.TEL.241/HK810/UTA-00/2003, DATED
 12 NOVEMBER 2003 REGARDING THE PROCUREMENT AND ESTABLISHMENT OF REGIONAL METRO
       JUNCTION AND OPTICAL ACCESS NETWORK FOR REGIONAL DIVISION - III NO.
                 K.TEL.50/HK.820/TCC-00/2004, DATED 31 MAY 2004

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The Parties:           1. TELKOM; and

                       2. PT Industri Telekomunikasi Indonesia ("INTI").

Preceding Agreement:   Cooperation Agreement regarding the Procurement and
                       Establishment of Regional Metro Junction and Optical
                       Access Network for Regional Division - III No.
                       K.TEL.241/HK.810/UTA-00/2003 dated 12 November 2003
                       ("Main Agreement").

Scope of Amendment:    The parties agreed to cooperate in procuring and
                       installing Regional Metro Junction and Optical Access
                       Network for Regional Division - III.

Amended Provisions:    The parties agree to amend the contract price.
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